Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

CVS Caremark Corporation:

We consent to the incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766, 333-91253, 333-63664, 333-141481 and 333-139470 on Form S-8, 333-134174 and 333-143110 on Form S-3 and 333-119023 and 333-139470 on Form S-4 of CVS Caremark Corporation of our reports dated February 27, 2007, with respect to the consolidated balance sheet of CVS Caremark Corporation and subsidiaries as of December 30, 2006 and the related consolidated statements of operations, shareholders’ equity and cash flows for the fifty-two week periods ended December 30, 2006 and December 31, 2005 and the related financial statement schedule which reports appear in the December 29, 2007 Annual Report on Form 10-K of CVS Caremark Corporation, and to the reference to our firm under the heading “Selected Financial Data” in the December 29, 2007 Annual Report on Form 10-K of CVS Caremark Corporation.

Our reports include an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment”, effective January 1, 2006.

/s/ KPMG LLP

KPMG LLP

Providence, Rhode Island

February 25, 2008